UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2014

SGB INTERNATIONAL HOLDINGS INC.

(Exact name of registrant as specified in its charter)

British Columbia	000-53490	N/A
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

No. 25 Jia He Road, Xinjing Centre, Unit C2606
Siming District, Xiamen City, Fujian Province
PRC China 361000

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: +86-1361930299
Registrant’s fax number, including area code: +86-05972265123

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 4.01 Changes in Registrant's Certifying Accountant.

(a), (b) The Board of Directors of SGB International Holdings Inc. (the “Company”) recently completed a competitive process to determine what audit firm would serve as the Company's independent registered public accounting firm for the year ended December 31, 2013. On March 3, 2014, the Board of Directors determined to dismiss MNP LLP (“MNP”) as the Company's independent registered public accounting firm effective immediately.  The reports of MNP on the Company's consolidated financial statements as of and for the years ended December 31, 2012 and 2011 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended December 31, 2012 and 2011, and through March 3, 2014, there were no (a) disagreements with MNP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to MNP's satisfaction, would have caused MNP to make reference to the subject matter thereof in connection with its reports for such years; or (b) reportable events, as described under Item 304(a)(1)(v) of Regulation S-K.

The Company provided MNP with a copy of the disclosures it is making in this Current Report on Form 8-K and requested from MNP a letter addressed to the Securities and Exchange Commission indicating whether it agrees with such disclosures. A copy of MNP's letter dated March 25, 2014 is attached as Exhibit 16.1.

Contemporaneous with the determination to dismiss MNP, the Board of Directors engaged Parker Randall CF (H.K.) CPA LIMITED as the Company's independent registered public accounting firm for the year ended December 31, 2013, also to be effective immediately.

During the years ended December 31, 2012 and 2011, and the subsequent interim period through and through March 3, 2014, the Company did not consult with Parker Randall CF (H.K.) CPA LIMITED regarding any of the matters or events set forth in Item 304(a)(2) of Regulation S-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 20, 2014, the Board of Directors of SGB International Holdings Inc. (the “Company”), appointed Mr. Vincent Xu and Ms. Feng Baozhu as a directors of the Company, effective immediately, to serve until the next annual meeting of shareholders.

Vincent Xu, age 29, graduated from Griffith University in Australia and received his Master’s degree of Applied Finance in Queensland University of Technology in 2007. Mr. Xu has been a corporate advisor since 2012. He served as a senior account executive at Well & Well JP Capital Group Limited and currently as a senior executive vice president at Strategic Capital Management (Asia) Limited. He has extensive experience in working closely with CEOs, their leadership teams, and corporate boards in such areas as team development, formulating and implementing corporate strategy and capital restructuring.

Feng Baozhu, age 24, is the Administration Manager of Hong Kong Jardine Chemical Limited, a chemical product trading company. She was graduated from Agricultural University of South China with a major in accounting and auditing. She served as the Administration and Operation manager of Carnival City Hotel in Dong Guan from 2007 to 2011, leading the team to provide high quality hospitality service for 4 years.

There is no arrangement or understanding between the Company and either Mr. Xu or Ms. Feng and any other person pursuant to which Mr. Xu or Ms. Feng was elected as a director. Additionally, there is no transaction between the Company and either Mr. Xu or Ms. Feng that would require disclosure under Item 404(a) of Regulation S-K.

ITEM 9.01  Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
16.1	Letter of MNP LLP, dated March 25, 2014

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SGB INTERNATIONAL HOLDINGS INC.

Per:	/s/ Shibi Chen
Shibi Chen
Chief Executive Officer, President and Director
March 27, 2014

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